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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 21, 2005
                                                 -------------------------------


                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                     333-84486                  41-0365145
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


     4001 LEXINGTON AVENUE NORTH
        ARDEN HILLS, MINNESOTA                                     55126
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
     CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS


         In an earlier announcement, Land O'Lakes, Inc. (the "Company") indicated that it had received approximately $315 million in net proceeds (the "Net Proceeds") related to the sale of its entire equity interest in CF Industries, Inc. The Company also announced that the indentures governing its $350,000,000 aggregate principal amount of 8.75% senior notes due 2011 and its $175,000,000 aggregate principal amount of 9% senior secured notes due 2010 (together, the "Notes") required the Company to initiate a par offer for the Notes for up to the full amount of the Net Proceeds. The par offer expired on September 15, 2005. A total of $3,766,000 of the Company's 8.75% senior notes were tendered. None of the 9% senior secured notes were tendered. The trustee under the indentures returned the remaining amount of the Net Proceeds to the Company upon expiration of the par offer. The Company used the remaining proceeds to pay down the amounts drawn on its accounts receivable securitization facility and to increase its cash balances.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                LAND O'LAKES, INC.


Date:  September 21, 2005                       /s/ Daniel Knutson
                                                --------------------------------
                                                Daniel Knutson
                                                Senior Vice President
                                                and Chief Financial Officer